                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  OCTOBER 30, 1998
                                                   (OCTOBER 23, 1998)


                             RASTER GRAPHICS, INC.
            (Exact name of registrant as specified in its charter)


                                    0-20933
                           (Commission File Number)


           DELAWARE                                       94-3046090
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation)


                             3025 ORCHARD PARKWAY
                              SAN JOSE, CA 95134
            (Address of principal executive offices, with zip code)


                                (408) 232-4000
             (Registrant's telephone number, including area code)
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     ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On October 23, 1998, the Company received a letter from Ernst & Young LLP ("E&Y") informing the Company that the client-auditor relationship between the Company and E&Y had ceased. E&Y has declined to stand for re-election as the Company's auditors. The Company has authorized E&Y to respond fully to the inquiries of the Company's successor auditor.

     E&Y's reports with respect to the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. E&Y's report with respect to the Company's financial statements for fiscal year ended December 31, 1997 was modified to include an explanatory paragraph stating that there is substantial doubt about the Company's ability to continue as a going concern. The financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997 and in the subsequent interim period preceeding the cessation of the client-auditor relationship between the Company and E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in connection with their report.

     During the Company's fiscal years ended December 31, 1996 and 1997, and in the subsequent interim period preceeding the cessation of the client-auditor relationship between the Company and E&Y, the following reportable events occurred:

     On February 2, 1998, E&Y informed the Audit Committee of the Company's Board of Directors that in connection with the audit of the Company's fiscal year 1997 consolidated financial statements, the lack of appropriate resources, the lack of control over the recording of revenue, an unreliable accounting system, and a lapse in controls over the Company's subsidiaries, resulted in delays in closing the books and difficulty in accumulating accurate information necessary for financial statement disclosure in a timely manner. E&Y considered this condition to be a material weakness. As a result of this material weakness and at various times during the performance of their audit, E&Y advised the Company of the need to significantly expand the scope of their audit.

     Further, at various times during the performance of their audit and as documented in their letter to the Audit Committee dated September 25, 1998, E&Y informed the Company and Audit Committee of various conditions that it considered to be errors and irregularities. These errors and irregularities took numerous forms and were primarily the result of a lack of compliance with the Company's procedures and controls. In addition, E&Y stated that over time a number of factors contributed to an environment that allowed the circumvention of established procedures and controls. E&Y considered that collectively these conditions represented a material weakness.

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     The Company has requested that E&Y furnish a letter addressed to the
Commission stating whether E&Y agrees with the above statements. A copy of that letter, when received by the Company, will be promptly filed with the Commission as Exhibit 16.1 to this Form 8-K.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     *Exhibit 16.1  Letter from Ernst & Young LLP

     *To be filed by amendment when such letter is received by the Company.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RASTER GRAPHICS, INC.



Date: October 30, 1998                 By: /s/ Rak Kumar
                                           -------------
                                           RAKESH KUMAR
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

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